UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 23, 2010
DELTA PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	0-16203	84-1060803
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)
370 17th Street
Suite 4300
Denver, Colorado 80202
Registrant’s telephone number, including area code: (303) 293-9133
No Change
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Purchase and Sale Agreement
     On July 23, 2010, Delta Petroleum Corporation, or Delta, entered into a Purchase and Sale Agreement (“Purchase and Sale Agreement”) with Wapiti Oil & Gas, L.L.C. pursuant to which Delta agreed to sell certain assets to Wapiti for a cash purchase price of $130 million (the “Wapiti Sale”). The effective date of the transaction is May 1, 2010. The assets to be sold to Wapiti include all of Delta’s 31% working interest in the Garden Gulch field of the Piceance Basin in Colorado, all of its working interest in the Baffin Bay field of Texas, all of its interest in Piper Petroleum Company, and half of its working interest in its DJ Basin fields, as well as half of its working interest in the following fields in Texas: Caballos Creek, Choke Canyon, Midway Loop, Newton, and Norian. Delta also will sell to Wapiti its working interest in its acreage positions in the DJ Basin of Wyoming, Colorado and Nebraska, and other acreage in South Texas. Along with the sale of the working interests, Delta has agreed to allow Wapiti to operate the Newton and Midway Loop fields, as well as the other fields in Texas that Delta has operated. Consummation of the Wapiti Sale is subject to customary closing conditions, and Delta expects the closing to occur in August 2010.
     A copy of the press release announcing the Wapiti Sale is attached to this Form 8-K as Exhibit 99.1 and is incorporated into this Item 1.01 by reference. The foregoing description of the Purchase and Sale Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase and Sale Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.
Fourth Amendment to Credit Agreement
     On July 23, 2010, Delta also entered into the Fourth Amendment (the “Fourth Amendment”) to the Second Amended and Restated Credit Agreement (as amended, the “Credit Agreement”), with JPMorgan Chase Bank, N.A., as administrative agent, and certain of the financial institutions that are party to the Credit Agreement. In conjunction with the Fourth Amendment, the lenders consented to the Wapiti Sale, subject to certain conditions, including without limitation, that consummation of the Wapiti Sale occur on the expected timetable, and that the net proceeds from the Wapiti Sale be used to pay down Delta’s obligations under the Credit Agreement. Upon consummation of the Wapiti Sale, Delta’s borrowing base will be reduced to $35 million and certain other reporting covenants will take effect, including a requirement that Delta’s general and administrative expenses be in conformance with an agreed upon budget. The Fourth Amendment also imposes an $18.0 million capital expenditure limitation for the quarter ending September 30, 2010, a $10.0 million capital expenditure limitation for the quarter ending December 31, 2010, and a $2.0 million capital expenditure limitation during the period from January 1, 2011 through January 15, 2011, the maturity date of the Credit Agreement, provided that any excess of the limitation amount over the amount of actual expenditures may be carried forward from an earlier quarter to a subsequent quarter or period, as applicable.

Item 8.01 Other Events.
     On July 26, 2010, Delta Petroleum Corporation issued a press release announcing its entry into the Purchase and Sale Agreement and the Fourth Amendment. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
No.	Description
10.1	Purchase and Sale Agreement, dated as of July 23, 2010, by and between Delta Petroleum Corporation and Wapiti Oil & Gas, L.L.C.

99.1	Delta Petroleum Corporation Press Release, dated July 26, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: July 27, 2010

Delta Petroleum Corporation
By:	/s/ Stanley F. Freedman
Stanley F. Freedman
Executive Vice President and Secretary

EXHIBIT INDEX

Exhibit
No.	Description
10.1	Purchase and Sale Agreement, dated as of July 23, 2010, by and between Delta Petroleum Corporation and Wapiti Oil & Gas, L.L.C.

99.1	Delta Petroleum Corporation Press Release, dated July 26, 2010.